DISTRIBUTION AGREEMENT
                               THE MP63 FUND, INC.


           AGREEMENT made this ____ day of ___________, [year], by and between The MP 63 Fund, Inc., a Maryland corporation, having its principal office and place of business at 1010 Mamaroneck Avenue, Mamaroneck, NY (the "Corporation"), and AmeriMutual Fund Distributors, Inc., a New York corporation having its principal office and place of business at 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("AmeriMutual").

           WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Corporation is authorized to issue shares of common stock interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

           WHEREAS, the Corporation offers Shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers Shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation and made subject to this Agreement being herein referred to as a "Class," and collectively as the "Classes"); and

           WHEREAS, AmeriMutual is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

           WHEREAS, the Corporation desires that AmeriMutual offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and AmeriMutual is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

           NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and AmeriMutual hereby agree as follows.

           1.        APPOINTMENT OF AMERIMUTUAL AND DELIVERY OF DOCUMENTS

           The Corporation hereby appoints AmeriMutual, and AmeriMutual hereby agrees, to act as distributor of the Shares of the Funds and Classes for the period and on the terms set forth in this Agreement. In connection therewith, the Corporation has delivered to AmeriMutual copies of the Corporation's Declaration of Corporation, Corporation Instrument and Bylaws ("Organic Documents"); the Corporation's current Registration Statement; the Corporation's notification of registration under the 1940 Act on Form N-8A as filed with the SEC; the Corporation's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan").

           The Corporation shall promptly furnish AmeriMutual with:all amendments of or supplements to the foregoing; and a certified copy of the resolution of the Board appointing AmeriMutual and authorizing the execution and delivery of this Agreement.

           2.        EXCLUSIVE NATURE OF DUTIES

           AmeriMutual shall be the exclusive representative of the Corporation to act as distributor of the Funds except that the rights given under this Agreement to AmeriMutual shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Corporation of securities to its shareholders (collectively "exempt transactions").

           Notwithstanding the foregoing, AmeriMutual is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Corporation further understands that existing and future investors in the Funds may invest in shares of such other investment companies. The Corporation agrees that the services that AmeriMutual provides to such other investment companies shall not be deemed in conflict with its duties to the Corporation under this Agreement.

           3.        OFFERING OF SHARES

           AmeriMutual shall have the right to buy from the Corporation the Shares needed to fill unconditional orders for Shares of the Funds placed with AmeriMutual by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers' or on their own behalf. Alternatively, AmeriMutual may act as the Corporation's agent, to offer, and to solicit offers to subscribe to, Shares of the Funds.

           The price that AmeriMutual shall pay for Shares purchased from the Corporation shall be the NAV of the respective Class or Classes used in determining the Public Offering Price on which the orders are based. Shares purchased by AmeriMutual are to be resold by AmeriMutual to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 11 of this Agreement. The Corporation will advise AmeriMutual of the NAV(s) each time that it is determined by the Corporation, or its designated agent, and at such other times as AmeriMutual may reasonably request.

           AmeriMutual will promptly forward all orders and subscriptions to the Corporation or it de signated agent. All orders and all subscriptions shall be directed to the Corporation for acceptance and shall not be binding until accepted by the Corporation. Any order or subscription may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Corporation or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Corporation or its designated agent of payment therefor, will issue such Shares in certificated or uncertificated form pursuant to the instructions of AmeriMutual. AmeriMutual agrees to cause such payment and such instructions to be delivered promptly to the Corporation or its designated agent.

           The Corporation reserves the right to sell Shares directly to investors through subscriptions received by the Corporation, but no such direct sales shall affect the sales charges due to AmeriMutual hereunder.

           The Corporation reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension AmeriMutual shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

           No Shares shall be offered by either AmeriMutual or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current prospectus, as required by
Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Corporation's Organic Documents or the prospectus applicable to the Shares.

           4.        REPURCHASE OR REDEMPTION OF SHARES BY THE CORPORATION

           Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Corporation agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares.

           The Corporation or its designated agent shall pay: the total amount of the redemption price consisting of the NAV less any applicable deferred sales charge to the redeeming shareholder or its agent, and except as may be otherwise required by the NASD Rules, any applicable deferred sales charges to AmeriMutual in accordance with AmeriMutual's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Corporation's or its agent's having received the notice of redemption in proper form.

           Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Corporation of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

           5.        DUTIES AND REPRESENTATIONS OF AMERIMUTUAL

           AmeriMutual shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. AmeriMutual shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of AmeriMutual to the Corporation hereunder are not to be deemed exclusive, and nothing herein contained shall prevent AmeriMutual from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

           AmeriMutual will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on the forms attached hereto or based on the additional forms of agreement approved from time to time by the Board with respect to the various classes of shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with a distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

           AmeriMutual will use appropriate efforts to solicit orders for the sale of Shares and shall undertake such activities as it believes reasonable and appropriate and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. AmeriMutual shall be responsible for reviewing and providing advice and counsel on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds. In addition, AmeriMutual will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

           All activities by AmeriMutual and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the NASD Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

           In selling Shares of the Funds, AmeriMutual shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of AmeriMutual, any selected dealer, any selected agent or any other person is authorized by the Corporation to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Corporation or its agents.

           AmeriMutual shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

           AmeriMutual represents and warrants to the Corporation that:

           It is a corporation duly organized and existing and in good standing under the laws of the State of New York and it is duly qualified to carry on its business in the State of New York;

           It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

           All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

           It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

           This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

           It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the NASD Rules, and it will notify the Corporation if its membership in the NASD is terminated or suspended; and

           The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

           Notwithstanding anything in this Agreement, including the Appendices, to the contrary, AmeriMutual makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

           6.        DUTIES AND REPRESENTATIONS OF THE CORPORATION

           The Corporation shall furnish to AmeriMutual copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund Business Days prior to such delivery and shall furnish AmeriMutual copies of all other financial statements, documents and other papers or information which AmeriMutual may reasonably request for use in connection with the distribution of Shares. The Corporation shall make available to AmeriMutual the number of copies of the Funds' Prospectuses, as AmeriMutual shall reasonably request.

           The Corporation shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Corporation, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

           The Corporation will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as AmeriMutual may designate to the Corporation and the Corporation may approve, and the Corporation shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that AmeriMutual shall not be required to register as a broker-dealer or file a consent to service of process in any State and neither the Corporation nor any Fund or Class thereof shall be required to qualify as a foreign corporation, trust or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. AmeriMutual shall furnish such information and other material relating to its affairs and activities as the Corporation requires in connection with such registration or qualification.

           The Corporation represents and warrants to AmeriMutual that:

           It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

           It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

           All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

           It is an open-end management investment company registered with the SEC under the 1940 Act;

           All Shares, when issued, shall be validly issued, fully paid and non-assessable;

           This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

           The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

           The Registration statement and Prospectus are currently effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale;

           The Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

           The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

           It will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

           It shall not file any amendment to the Registration Statement or Prospectuses without giving AmeriMutual reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional; and

           Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

           7.        INDEMNIFICATION OF AMERIMUTUAL BY THE CORPORATION

           The Corporation authorizes AmeriMutual and any dealers with whom AmeriMutual has entered into dealer agreements to use any Prospectus in the form furnished by the Corporation in connection with the sale of Shares. The Corporation agrees to indemnify, defend and hold AmeriMutual, its several officers and directors, and any person who controls AmeriMutual within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which AmeriMutual, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus, any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them misleading, or the Corporation's failure to maintain an effective Registration Statement and Prospectuses with respect to Shares of the Funds and Classes that are the subject of the claim or demand.

           The Corporation's agreement to indemnify AmeriMutual, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by AmeriMutual, its officers, directors or any such controlling person to the Corporation or its representatives for use in the preparation thereof, or willful misfeasance, bad faith or gross negligence in the performance of AmeriMutual's duties, or by reason of AmeriMutual's reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

           The Corporation's agreement to indemnify AmeriMutual, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Corporation's being notified of any action brought against AmeriMutual, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Corporation at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this Section.

           The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Corporation and approved by AmeriMutual, which approval shall not be unreasonably withheld. If the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by AmeriMutual, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Corporation does not elect to assume the defense of any such suit, the Corporation will reimburse AmeriMutual, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

           The Corporation's indemnification agreement contained in this Section and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of AmeriMutual, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to AmeriMutual's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify AmeriMutual of the commencement of any litigation or proceedings against the Corporation or any of its officers or Board members in connection with the issue and sale of Shares.

           8.        INDEMNIFICATION OF THE CORPORATION BY AMERIMUTUAL

           AmeriMutual agrees to indemnify, defend and hold the Corporation, its several officers and Board members, and any person who controls the Corporation within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Corporation, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation, its officers or Board members, or such controlling person resulting from such claims or demands shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by AmeriMutual to the Corporation specifically for use in the Corporation's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by AmeriMutual to the Corporation and required to be stated in such answers or necessary to make such information not misleading.

           AmeriMutual's agreement to indemnify the Corporation, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon AmeriMutual's being notified of any action brought against the Corporation, its officers or Directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to AmeriMutual at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

           The failure so to notify AmeriMutual of any such action shall not relieve AmeriMutual from any liability which its may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of AmeriMutual's indemnity agreement contained in this Section.

           AmeriMutual will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by AmeriMutual and approved by the Corporation, which approval shall not be unreasonably withheld. If AmeriMutual elects to assume the defense of any such suit and retain counsel of good standing approved by the Corporation, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case AmeriMutual does not elect to assume the defense of any such suit, AmeriMutual will reimburse the Corporation, the Corporation's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Corporation or them.

           AmeriMutual's indemnification agreement contained in this Section and AmeriMutual's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by AmeriMutual or on behalf of AmeriMutual, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of the Corporation's officers and trustees, and their respective estates, and to the benefit of any controlling persons and their successors. AmeriMutual agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against AmeriMutual or any of its officers or trustees in connection with the issue and sale of Shares.

           9.        NOTIFICATION BY THE CORPORATION

           The Corporation agrees to advise AmeriMutual as soon as reasonably practical: of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect; of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose; of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC; and if a current Prospectus is not on file with the SEC.

           For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

           10.       COMPENSATION AND EXPENSES

           In consideration of the Distributor's services in connection with the distribution of Shares of each Fund and Class thereof, AmeriMutual shall receive: any applicable sales charge assessed upon investors in connection with the purchase of Shares; from the Corporation, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; from the Corporation, the distribution service fees with respect to the Shares of those Classes as designated in Appendix A for which a Plan is effective (the "Distribution Fee"); and from the Corporation, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A for which a Service Plan is effective (the "Shareholder Service Fee").

           The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund Business Day after month-end, at the rate or in the amounts set forth in the Plan(s). The Corporation grants and transfers to AmeriMutual a general lien and security interest in any and all securities and other assets of a Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Shareholder Service Fees owed AmeriMutual by the Corporation under this Agreement.

           The Corporation shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to AmeriMutual as promptly as possible after the settlement date for each redemption of Shares.

           The Corporation shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

           The Corporation shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Corporation, the Funds or the Classes thereof (but not AmeriMutual) as an issuer or as a broker or dealer, in such States as shall be selected by the Corporation and AmeriMutual pursuant to Section 6(c) hereof; and
(iv) payable to each State for continuing registration or qualification therein until the Corporation decides to discontinue registration or qualification pursuant to Section 6(c) hereof. AmeriMutual shall pay all expenses relating to AmeriMutual's broker-dealer qualification.

           11.       SELECTED DEALER AND SELECTED AGENT AGREEMENTS

           The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Corporation shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Selected dealers and selected agents shall resell Shares of each Fund or Class thereof at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, AmeriMutual shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of the NASD.

           12.       CONFIDENTIALITY

           The Distributor agrees to treat all records and other information related to the Corporation as proprietary information of the Corporation and, on behalf of itself and its employees, to keep confidential all such information, except that AmeriMutual may: prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC; provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and release such other information as approved in writing by the Corporation, which approval shall not be unreasonably withheld; provided, however, that AmeriMutual may release any information regarding the Corporation without the consent of the Corporation if AmeriMutual reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Corporation.

           13.       EFFECTIVENESS AND DURATION

           This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Corporation's Board or (ii) by a vote of a majority of the Shares of the Corporation or the relevant Fund, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

           This agreement is terminable, without penalty, on not less than sixty days' notice, by t he Board, by vote of a majority of the outstanding voting securities of such Corporation, or by AmeriMutual.

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           This Agreement will automatically and immediately terminate in the event of its "assignment."

           AmeriMutual agrees to notify the Corporation immediately upon the event of AmeriMutual's expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of AmeriMutual's expulsion or suspension by the NASD.

           14.       DEFINITIONS

           As used in this Agreement, the following terms shall have the meaning set forth below:

           The "Board" means the Board of Directors of the Corporation.

           "Fund Business Day" means any day on which the NAV of Shares of the applicable Fund is determined as stated in the then current prospectus.

           "NASD Rules" means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

           "NAV" means the net asset value per Share of each Class of each Fund as determined by the Corporation, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Corporation on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

           "Public Offering Price" means the price per Share of each Class of each Fund at which AmeriMutual or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus of the Corporation, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

           "Prospectus" means the current prospectuses and statements of additional information of each Fund and Class thereof, as currently in effect and as amended or supplemented.

           "Registration Statement" means the Corporation's Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

           "SEC" means the U.S.  Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "1940 Act" means the Investment Company Act of 1940, as amended.

           The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

           15.       MISCELLANEOUS

           No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

           The laws of the State of New York shall govern this agreement without giving effect to principles of conflicts of laws.

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           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.



           THE MP63 FUND, INC. AMERIMUTUAL FUND DISTRIBUTORS, INC.




By:                                     By: :
   -------------------------------           -----------------------------------
   Vita Nelson, President                    Christopher Klutch, President

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                             DISTRIBUTION AGREEMENT
                               The MP63 Fund, Inc.


                                   SCHEDULE A
                               THE MP63 FUND, INC.







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